CONTRATO DE SUBARRENDAMIENTO	SUBLEASE CONTRACT
CONTRATO DE SUBARRENDAMIENTO (el "Contrato") que se celebra entre PALL MEXICO MANUFACTURING, S. DE R.L. DE C.V., representada en este acto por el senor Leobardo Tenorio Malof, en su caracter de Apoderado de dicha sociedad (en lo sucesivo referida como la "SUBARRENDADORA"), y ENSATEC, S.A. DE C.V., representada en este acto por el senor Hector Machado Barraza en su caracter de Apoderado de dicha sociedad (en lo sucesivo referida como la "SUBARRENDATARIA"), de conformidad con las siguientes declaraciones y clausulas:

SUBLEASE CONTRACT (the ''Contract") entered into by and between PALL MEXICO MANUFACTURING, S. DE R.L. DE C.V., represented herein by

Mr. Leobardo Tenorio Malof, in his capacity as Attorney-in-fact of said company (hereinafter referred to as the "SUBLESSOR"), and ENSATEC, S.A. DE C.V., represented herein by Mr. Hector Machado Barraza in his capacity as Attorney-in-fact of said company (hereinafter referred to as the "SUBLESSEE"), in accordance with the following:

DECLARACIONES:	RECITALS:
1. La SUBARRENDADORA, por conducto de su apoderado, declara que:	1. The SUBLESSOR, through its legal representative states:
a)    Es una sociedad de responsabilidad limitada

de capital variable mexicana, constituida y

validamente existente de conformidad con las leyes

de los Estados Unidos Mexicanos (en lo sucesivo

denominados "Mexico").
a) It is a Mexican limited liability company of variable capital, duly organized pursuant to the laws of the United Mexican States ("Mexico").

b)    De conformidad con el contrato de

arrendamiento celebrado con la senora Blanca Estela

Colunga Santelices ("Contrato de Arrendamiento")

el 3 de diciembre de 2007, es arrendataria de los

edificios industriales con superficie total de 62,000

pies cuadrados ubicados en Calle Colinas No.

11731, Parque Industrial El Florido, Seccion

Colinas, Delegacion La Presa, Tijuana, B.C., 22680

(en lo sucesivo el "Edificio"), construidos sobre el

lote 7 con superficie de 11,092.22 metros cuadrados,

ubicado en la manzana 930 de dicho Parque

Industrial El Florido, Seccion Colinas.

b) Pursuant to the lease contract entered with Mrs. Blanca Estela Colunga Santelices ("Lease Contract") on December 3, 2007, it is the tenant of the industrial facilities with a surface area of 62,000 square feet located at Calle Colinas No. 11731, Parque Industrial El Florido, Seccion Colinas, Delegacion La Presa, Tijuana, B.C., 22680 (the "Building"), built on lot 7 with a surface area of 11,092.22 square meters, located at block 930 of such Parque Industrial El Florido, Seccion Colinas.

c) Desea dar en subarrendamiento una porcion

del Edificio con superficie de 2,250 pies cuadrados

("Propiedad Arrendada"). La Propiedad Arrendada

se describe en el plano adjunto al presente Contrato

como Anexo "A", el cual se tiene por reproducido

en este acto mediante la presente referencia, por lo

c) It desires to sublease a portion of the Building with an area of 2,250 square feet ("Leased Property"). The Leased Property is described on the plot plan attached hereto as Exhibit "A", which is hereby incorporated by reference and becomes a part hereof. The Leased

que forma parte integrante de este Contrato para todos los efectos a que haya lugar. La Propiedad Arrendada incluye un espacio para estacionamiento identificado como el numero tres (3).	Property includes a parking space identified as parking space number three (3).
d) Que en los terminos del Contrato de Arrendamiento esta autorizado para subarrendar cualquier porcion del Edificio a la SUBARRENDATARIA y, consiguientemente, desea dar en subarrendamiento la Propiedad Arrendada a la SUBARRENDATARIA, conforme a los terminos y condiciones de este Contrato.

d) Pursuant to the Lease Contract, it has the right to sublease at will any portion of the Building to SUBLESSE and, accordingly, it desires to sublease the Leased Property to the SUBLESSEE under the terms and conditions hereinafter set forth.

e) Su representante cuenta con facultades suficientes para celebrar este Contrato, las cuales no le han sido limitadas ni revocadas en forma alguna.	e) That its Attorney-in-fact has all the authorities required to enter into this Contract, which authorities have not been limited nor revoked in any manner whatsoever.
II.- La SUBARRENDATARIA, por conducto de su apoderado, declara que:	II.- The SUBLESSEE, through its legal representative states:
a)    Es una sociedad anonima de capital variable mexicana, constituida y validamente existente de conformidad con las leyes de Mexico, cuyo principal asiento de negocios se ubica en Calle Colinas No. 11731-B, Parque Industrial El Florido, Seccion Colinas, Delegacion La Presa, Tijuana, B.C. 22680.

a)    That its principal is a Mexican

corporation of variable capital duly incorporated

pursuant to the General Law of Mercantile

Corporations, with its principal place of business

at Calle Colinas No. 11731-B, Parque Industrial

El Florido, Seccion Colinas, Delegacion La Presa,

Tijuana, B.C. 22680.

b) Desea recibir en subarrendamiento la Propiedad Arrendada, conforme a los terminos y condiciones de este Contrato.	b) That its principal desires to sublease the Leased Property, subject to the terms and conditions contained herein.
c) Su representante cuenta con facultades suficientes para celebrar este Contrato, las cuales no le han sido limitadas ni revocadas en forma alguna.	c) That its Attorney-in-fact has all the authorities required to enter into this Contract, which authorities have not been limited nor revoked in any manner whatsoever.
III.- Las partes, por conducto de sus respectivos apoderados, declaran que:	III.- The parties, through their legal representatives, state:
En la celebracion del presente Contrato no ha existido error, mala fe, dolo o vicio del consentimiento alguno entre ellas.	That in the execution of this Contract there has been no error, bad faith nor duress amongst them.

En consideracion de las anteriores declaraciones, las partes se obligan de conformidad con las siguientes:	In consideration of the above recitals, the parties agree on the following:
CLAUSULAS:	CLAUSES
PRIMERA. SUBARRENDAMIENTO DE LA PROPIEDAD ARRENDADA	FIRST. SUBLEASE OF THE LEASED PROPERTY
La SUBARRENDADORA en este acto entrega en

subarrendamiento a la SUBARRENDATARIA y la

SUBARRENDATARIA en este acto recibe en

subarrendamiento de parte de la SUBARRENDADORA, la Propiedad Arrendada, con todo lo que le corresponde.
SUBLESSOR hereby subleases to SUBLESSEE and SUBLESSEE hereby subleases from SUBLESSOR, the Leased Property, together with all easements and rights of way appurtenant thereto.
La SUBARRENDATARIA recibe la Propiedad Arrendada a satisfaccion tal y como la misma se encuentra, y expresamente renuncia a los derechos en su favor establecidos en los articulos 2286 fraccion V y 2295 del Codigo Civil del Estado de Baja California, articulos que la SUBARRENDATARIA manifiesta conocer y comprender en su integridad, por lo que la presente renuncia es valida de conformidad con el articulo 7 del Codigo Civil del Baja California.

SUBLESSEE hereby receives the Leased Property "as is" to its satisfaction, therefore expressly waiving the rights that in its favor are set forth in articles 2286 section V and 2295 of the Civil Code for the State of Baja California. SUBLESSEE expressly states that it knows and understands said articles in their entirety, and therefore these waivers are valid pursuant to article 7 of the Civil Code for the State of Baja California.

SEGUNDA. TITULARIDAD DE LA PROPIEDAD ARRENDADA	SECOND. TITLE TO THE LEASED PROPERTY
La SUBARRENDADORA cuenta con el uso exclusivo y posesion de la Propiedad Arrendada, y garantiza que la SUBARRENDATARIA tendra el uso y goce pacifico de la Propiedad Arrendada durante el plazo de este Contrato.

The SUBLESSOR has the right of exclusive use and possession of the Leased Property, and it guarantees that the SUBLESSEE will have the quiet enjoyment of the Leased Property during the term of this Contract.

TERCERA. PLAZO Y ENTREGA DE LA PROPIEDAD ARRENDADA	THIRD. TERM AND DELIVERY OF THE LEASED PROPERTY
A. Plazo. El plazo inicial de este Contrato es de un (1) ano contado a partir de la fecha de su firma; sin embargo, la SUBARRENDATARIA lo podra dar por terminado el presente Contrato, en cualquier tiempo, sin ninguna responsabilidad para la SUBARRENTARIA, con un aviso, por escrito, al

A. Term. The initial term of this Contract is for a period of one (1) year as of the date of execution hereof; notwithstanding, the SUBLESSE may terminate this Contract, at any time, without any liability to SUBLESSE, by giving SUBLESSOR in writing a notice thirty (30) days in advance of

SUBARRENDAROR con treinta (30) dias de anticipation de la fecha efectiva de terminacion (el "Plazo").	the termination date (the "Term").
B. Entrega de la Propiedad Arrendada. La SUBARRENDADORA entrega la Propiedad Arrendada a la SUBARRENDATARIA en la fecha de firma de este Contrato.	B. Delivery. SUBLESSOR hereby delivers the Leased Property to SUBLESSEE on the date of execution hereof.
CUARTA.- USO DE LA PROPIEDAD ARRENDADA	FOURTH.- USE OF THE LEASED PROPERTY
La SUBARRENDATARIA usara la Propiedad

Arrendada unicamente para actividades de ensamble

de productos y almacenaje de productos. Bajo

ninguna circunstancia podra la SUBARRENDATARIA usar la Propiedad Arrendada para operaciones de industria quimica o pesada, ni para actividades que violen las leyes, reglamentos y normas municipales, estatales o federales.

The SUBLESSEE shall use the Leased Property only for assembly of products and storage of products. Under no conditions whatsoever will the SUBLESSEE be permitted to use the Leased Property for chemical and heavy industrial operations, nor activities which are in violation of any applicable municipal, state and federal laws, regulations or ordinances.

La SUBARRENDATARIA se obliga a cumplir con el Reglamento Interior del PARQUE INDUSTRIAL EL FLORIDO, en vigor, el cual manifiesta conocer en todos sus terminos, asi como con las posibles modificaciones que pudiera sufrir en el futuro. Dicho reglamento se adjunta al presente como Anexo B.

SUBLESSEE agrees to comply with the Internal Rules of Parque Industrial El Florido, and the possible future modifications, avowing to know and understand said rules in all their terms. The rules are attached hereto as Exhibit B.

QUINTA. RENTA	FIFTH. RENT
A. Renta. Durante el Plazo de este Contrato, la SUBARRENDATARIA pagara como renta por la Propiedad Arrendada, la cantidad de US$0.50 (cincuenta centavos; 50/100 Dolares) moneda de los Estados Unidos de America ("Dolares"), por pie cuadrado de la Propiedad Arrendada, por mes; es decir, la cantidad de US$13,500.00 Dolares (trece mil quinientos 00/100 Dolares) por ano (la "Renta"). La Renta incluye todos los gastos y costos de mantenimiento, servicios publicos, seguro, impuesto predial, etc.

A. Rent. For the Term of this Contract, the SUBLESSEE shall pay as rent for the Leased Property US$0.50 (fifty cents; 50/100 Dollars), currency of the United States of America ("Dollars"), per square foot of the Leased Property per month; that is the total amount of US$13,500.00 Dollars (thirteen thousand five hundred 00/100 Dollars) per year (the "Rent"). The Rent amount is all inclusive and includes all maintenance, utilities, insurance, land tax, etc.

B. Pago. Una doceava parte de dicha Renta

anual mas el Impuesto al Valor Agregado ("IVA")

correspondiente, sera pagada por la

SUBARRENDATARIA a la

SUBARRENDADORA por adelantado dentro de

los primeros cinco (5) dias naturales de cada mes,

sin necesidad de notificacion o solicitud de cobro

alguna. Consecuentemente, la

SUBARRENDATARIA entregara a la

SUBARRENDADORA en forma de amortizacion

mensual, la cantidad de US$1,125.00 Dolares (mil

ciento veinticinco 00/100 Dolares). Una vez que la

SUBARRENDADORA reciba el pago de la

amortizacion mensual de Renta, la

SUBARRENDADORA entregara la faclura

correspondiente a la SUBARRENDATARIA, la

cual cumplira con Ios requisitos fiscales aplicables.

El pago de la amortizacion mensual de la Renta sera

entregado en el domicilio de la

SUBARRENDADORA, como se establece en este

Contrato, o en cualquier otro lugar que la

SUBARRENDADORA notifique por escrito a la

SUBARRENDATARIA con al menos diez (10)

dias de anticipacion.

B. Payment. One-twelfth of such annual Rent plus the corresponding Value Added Tax ("VAT") shall be paid by SUBLESSEE to SUBLESSOR in advance within the first five (5) calendar days of the month, without notice or demand being required. As a result of the foregoing, the SUBLESSEE must deliver to the SUBLESSOR on a monthly basis, the amount of

US$ 1,125.00 Dollars (one thousand one hundred and twenty five 00/100 Dollars). Once SUBLESSOR receives the monthly installments of Rent, SUBLESSOR will deliver the corresponding official invoice to the SUBLESSEE, in compliance with Mexican tax requirements. The monthly installments of Rent will be paid at SUBLESSOR'S domicile, as provided hereof, or to whatever place the SUBLESSOR notifies in writing to SUBLESSEE at least ten (10) days in advance.

C. Pago en mora.   Si la

SUBARRENDATARIA no paga la amortizacion

mensual de la Renta en tiempo, la

SUBARRENDATARIA pagara a la

SUBARRENDADORA, un interes moratorio

mensual equivalents al dos porciento (2%) de la

cantidad total no pagada en tiempo, hasta que la

misma sea totalmente pagada.

C. Late Payment.   If SUBLESSEE does not pay the monthly installments of Rent when due, the SUBLESSEE shall pay SUBLESSOR, as a contractual penalty, a monthly interest equivalent to two (2%) percent of the total unpaid amount, until its payment in full.

D. Pago Proporcional.  Si la fecha de inicio del

Plazo de este Contrato es un dia distinto al primer

dia de un mes natural, la cantidad correspondiente a

la primera amortizacion mensual de la Renta sera la

parte proporcional equivalente a la porcion del

primer mes natural que la Propiedad Arrendada sea

subarrendada por la SUBARRENDATARIA.

D. Proportional Payment.   If the

commencement date of the Term of this Contract

is a day other than the first day of a calendar

month, the amount of the first monthly installment

of Rent will be that pro rata portion of the

monthly Rent payment which is equal to the

portion of the first calendar month that the Leased

Property is effectively under sublease by the

SUBLESSEE.

E. Pago de 1VA. La SUBARRENDATARIA pagara a la SUBARRENDADORA el IVA	E. Payment of VAT. The SUBLESSEE will pay to SUSBLESSOR the VAT which is
correspondiente a las amortizaciones mensuales de Renta antes senaladas.	applicable to the above monthly installments of Rent.

F. Incrementos de Renta. De prorrogarse el Plazo de este Contrato, la Renta sera incrementada en un tres y medio porciento (3.5%) anual fijo.	F. Rent escalation. If the Term of this Contract is extended by the parties, the Rent shall increase three and one-half (3.5%) percent annually.
G. Renuncias. Todas las Rentas que hayan

comenzado a causarse durante el mes deberan

cubrirse integramente, aunque la
SUBARRENDATARIA entregue la Propiedad Arrendada antes del vencimiento del periodo correspondiente, a cuyo efecto renuncia al derecho de cubrir solo parte de la Renta como lo previene el articulo 2303 del Codigo Civil para el Estado de Baja California. Por ningun motive podra la SUBARRENDATARIA retener las Rentas. Las partes convienen que todas las reclamaciones por parte de la SUBARRENDATARIA en los casos previstos por los articulos 2295, 2319 y 2364 del Codigo Civil para este Estado de Baja California, en su caso, seran presentadas por la SUBARRENDATARIA en forma independiente de la obligacion de la SUBARRENDATARIA de pagar la Renta integramente durante el termino de este Contrato.

G. Waivers.     SUBLESSEE must pay the

total amount of Rent per month, even if it delivers

possession of the Leased Property before the end

of the month, therefore, it waives its right to pay

only a part of the Rent as established by article

2303 of the Civil Code for the State of Baja

California. Under no circumstances shall

SUBLESSEE withhold the Rent. It is expressly

agreed that all claims by SUBLESSEE in the

events described in articles 2295, 2319 and 2364

of the Civil Code for the State of Baja California,

as the case may be, shall be filed by SUBLESSEE

independently of SUBLESSEE's obligations to

pay the Rent during the term of this Contract.

SEXTA. MODIFICACIONES A LA PROPIEDAD ARRENDADA	SIXTH. ALTERATIONS

La SUBARRENDATARIA no podra efectuar

modificacion alguna en la Propiedad Arrendada sin

la autorizacion previa y por escrito de la

SUBARRENDADORA, la cual no sera negada sin

causa justificada. Todas las instalaciones y equipo

sea cual fuere su naturaleza, que sea instalado en la

Propiedad Arrendada por la
SUBARRENDATARIA, ya sea que fuere instalado permanentemente o no, continuara siendo propiedad de la SUBARRENDATARIA, y debera ser removido por la SUBARRENDATARIA a la expiracion del plazo o terminacion de este Contrato, a menos que la SUBARRENDATARIA reciba confirmacion por escrito de parte de la SUBARRENDADORA, por adelantado, en cada

The SUBLESSEE may not perform any alteration at the Leased Property without the prior written authorization of SUBLESSOR, which authorization shall not be unreasonably withheld. All fixtures and/or equipment of whatsoever nature that are installed in the Leased Property by the SUBLESSEE, whether permanently affixed thereto or otherwise, will continue to be the property of the SUBLESSEE, and will be removed by SUBLESSEE at the expiration or termination of this Contract or any renewal or extension thereof, unless the SUBLESSEE receives written confirmation of SUBLESSOR, in advance, in each specific case, that the improvements made on the Leased Property may remain in the Leased Property.

caso especifico, de que las mejoras o instalaciones o equipo en la Propiedad Arrendada pueden permanecer en la Propiedad Arrendada.
SEPTIMA. CESION Y SUBARRENDAMIENTO	SEVENTH. ASSIGNMENT AND SUBLETTING
La SUBARRENDATARIA no podra subarrendar la Propiedad Arrendada o ceder este Contrato, a menos que obtenga la autorizacion expresa previa y por escrito de la SUBARRENDORA, la cual no sera negada sin causa justificada.

The SUBLESSEE may not sublease the Leased Property or assign this Contract, unless it has the prior express written authorization of the SUBLESSOR, which authorization will not be unreasonably withheld.

OCTAVA. ENTREGA DE LA PROPIEDAD ARRENDADA	EIGHTH. SURRENDER

La SUBARRENDATARIA entregara la Propiedad

Arrendada a la SUBARRENDADORA el ultimo

dia del Plazo de este Contrato, o en el momento de

la terminacion anticipada del mismo, sin demora, en

buenas condiciones de orden, limpieza y reparacion,

excepto por el desgaste normal causado por el uso

normal y el paso del tiempo. Todos los anuncios,

inscripciones, senalamientos e instalaciones de

naturaleza similar efectuados o instalados por la

SUBARRENDATARIA seran removidos en o

antes de la entrega de la Propiedad Arrendad en los

terminos de esta clausula. Todo el mobiliario,

instalaciones y equipo instalados por la

SUBARRENDATARIA continuaran siendo

propiedad de la SUBARRENDATARIA deberan

ser removidos por la SUBARRENDATARIA antes

de la entrega de la Propiedad Arrendada a la

SUBARRENDADORA, y   la
SUBARRENDATARIA a su costo, reparara cualquier dano que pudiere resultar de la instalacion o remocion de dichos bienes.

SUBLESSEE will, on the last day of the lease Term or its extensions, or upon anticipated termination, surrender and deliver the Leased Property into the possession and use of the SUBLESSOR without delay, in good order, conditions and repair, except for normal wear and tear due to normal use and the passage of time. All signs, inscriptions, canopies and installations of like nature made by or affixed by SUBLESSEE shall be removed at or prior to the expiration of the Term of this Contract. All furniture, trade fixtures and equipment installed by SUBLESSEE shall remain the property of the SUBLESSEE and shall be removed by SUBLESSEE at any time during or at the end of the Term, and the SUBLESSEE shall, at its own expense, repair all damages resulting from the installation or removal thereof.

Todo bien que permanezca en la Propiedad

Arrendada durante treinta (30) dias posteriores a la

terminacion de este Contrato, sea que estuvieren

instalados permanentemente en la Propiedad

Arrendada o no, podran ser considerados

abandonados a eleccion de la
SUBARRENDADORA, y ella podra retenerlos en

Any property, being permanently affixed to the Leased Property or not, which remains in the Leased Property thirty (30) days after the termination of the Contract may, at the option of SUBLESSOR, be deemed to have been abandoned and either may be retained by SUBLESSOR as its property or be disposed of, without liability, in such manner as

calidad de propietaria, o disponer de los mismos, segun lo considers pertinente, sin responsabilidad alguna a su cargo.	SUBLESSOR may see fit.
NOVENA. RETENCION DE LA PROPIEDAD ARRENDADA	NINETH. HOLDING OVER
La SUBARRENDATARIA entregara en forma inmediata la Propiedad Arrendada a la SUBARRENDADORA a la terminacion de este Contrato por expiracion de su plazo o por cualquier otra causa.	The SUBLESSEE shall at the termination of the Contract by lapse of time or otherwise, immediately deliver the possession of the Leased Property to SUBLESSOR.
DECIMA. DISPOSICIONES AMBIENTALES	TENTH. ENVIRONMENTAL CLAUSE
A partir de la fecha de firma de este Contrato, la SUBARRENDATARIA cumplira con todas las leyes, reglamentos y normas relativas al equilibrio ecologico y la proteccion al ambiente aplicables en relacion con el uso de la Propiedad Arrendada.

As of the date of execution hereof, the SUBLESSEE shall observe all laws and regulations regarding ecological equilibrium and environment protection applicable to the use of the Leased Property.
La SUBARRENDADORA declara que en su leal saber y entender, la Propiedad Arrendada se encuentra actualmente libre de contaminacion.	SUBLESSOR states that, to the best of its knowledge, the Leased Property is currently free of contamination.
DECIMA PRIMERA. DERECHO DE LA SUBARRENDADORA A LLEVAR A CABO LAS OBLIGACIONES DE LA SUBARRENDATARIA	ELEVENTH. SUBLESSOR'S RIGHT TO PERFORM SUBLESSEE'S COVENANTS

Si la SUBARRENDATARIA incumple con alguna de sus obligaciones establecidas en este Contrato, la SUBARRENDADORA, una vez transcurridos diez (10) dias luego de haber dado aviso por escrito a la SUBARRENDATARIA respecto de dicho incumplimiento (o sin necesidad de dar aviso alguno en caso de emergencia) y sin que ello implique renuncia alguna por parte de la SUBARRENDADORA respecto de las obligaciones de la SUBARRENDATARIA pactadas en este Contrato, podra, sin estar obligada a ello, llevar a cabo dichas obligaciones de la SUBARRENDATARIA y podra entrar a la Propiedad Arrendada para dicho fin y llevar a cabo

If SUBLESSEE fails to perform any one or more
of its obligations hereunder, SUBLESSOR, after ten (10) days written notice to SUBLESSEE (or without notice in the case of an emergency) and without waiving or releasing SUBLESSEE from any obligation of SUBLESSEE contained in this Contract, may but shall be under no obligation to perform any act on SUBLESSEE's part to be performed as provided in this Contract, and may enter upon the Leased Property for that purpose and take all such actions thereon as may be necessary to such effect. All reasonable sums paid by SUBLESSOR and all costs and expenses incurred by SUBLESSOR in connection with the performance of any such obligation of cuantas acciones sean necesarias al efecto. Todas

las cantidades que razonablemente hubiere pagado la

SUBARRENDADORA en relacion con costos y

gastos incurridos por el cumplimiento de las

obligaciones incumplidas por la
SUBARRENDATARIA, deberan ser pagadas por

la SUBARRENDATARIA a la
SUBARRENDADORA dentro de los diez (10) dias siguientes a su cobro.

SUBLESSEE, shall be payable by SUBLESSEE to SUBLESSOR within ten (10) days after receiving notice.
DECIMA SEGUNDA. DERECHO DE LA SUBARRENDATARIA A LLEVAR A CABO LAS OBLIGACIONES DE LA SUBARRENDADORA	TWELFTH. SUBLESSEE'S RIGHT TO PERFORM SUBLESSOR'S COVENANTS

Si la SUBARRENDADORA incumple con alguna

de sus obligaciones establecidas en este Contrato, la

SUBARRENDATARIA, una vez transcurridos diez

(10) dias luego de haber dado aviso por escrito a la

SUBARRENDADORA respecto de dicho

incumplimiento (o sin necesidad de dar aviso alguno

en caso de emergencia) y sin que ello implique

renuncia alguna por parte de la

SUBARRENDATARIA respecto de las obligaciones de la SUBARRENDADORA pactadas en este Contrato, podra, sin estar obligada a ello,

llevar a cabo dichas obligaciones de la

SUBARRENDADORA y llevar a cabo cuantas

acciones sean necesarias al efecto. Todas las

cantidades que razonablemente hubiere pagado la

SUBARRENDATARIA en relacion con costos y

gastos incurridos por el cumplimiento de las

obligaciones incumplidas por la SUBARRENDADORA, deberan ser pagadas por la

SUBARRENDADORA a la
SUBARRENDATARIA dentro de los diez (10) dias siguientes a su cobro.

If SUBLESSOR fails to perform any one or more of its obligations hereunder, SUBLESSEE, after ten (10) days written notice to SUBLESSOR (or without notice in the case of an emergency) and without waiving or releasing SUBLESSOR from any obligation of SUBLESSOR contained in this Contract, may but shall be under no obligation to perform any act on SUBLESSOR's part to be performed as provided in this Contract, and may take all such actions thereon as may be necessary to such effect. All reasonable sums paid by SUBLESSEE and all costs and expenses incurred by SUBLESSEE in connection with the performance of any such obligation of SUBLESSOR, will be payable by SUBLESSOR to SUBLESSEE within ten (10) days after receiving notice.

DECIMA TERCERA. ACCESO A LA PROPIEDAD ARRENDADA POR PARTE DE LA SUBARRENDADORA	THIRTEENTH. ENTRY TO LEASED PROPERTY BY SUBLESSOR
La SUBARRENDATARIA permitira a la SUBARRENDADORA y a la propietaria de la Propiedad Arrendada, y a sus respectivos representantes, el acceso a la Propiedad Arrendada	SUBLESSEE will allow SUBLESSOR and the owner of the Leased Premises and their respective representatives to enter into the Leased Property at all reasonable times for the purpose of inspecting same.
todas las veces que sea razonablemente conveniente a fin de inspeccionarla.
DECIMA CUARTA. ANUNCIOS	FOURTEENTH. SIGNS
La SUBARRENDATARIA podra instalar en la Propiedad Arrendada los anuncios que requiera para sus operaciones. Cualquier otro anuncio distinto de los mencionados anteriormente que desee instalar la SUBARRENDATARIA, debera ser aprobado por escrito y con anticipacion por la SUBARRENDADORA.

The SUBLESSEE may place on the Leased Property or attach to the exterior of the Building its signs and other signs it may require for its operation. No other signs may be placed in or on the Leased Property without SUBLESSOR'S written consent.

DECIMA QUINTA. NOTIFICACIONES	FIFTEENTH. NOTICES
Siempre que sea necesario o conveniente para las partes entregar avisos o notificaciones a la otra parte conforme a lo previsto en este Contrato, dichos avisos o notificaciones, para ser validos, deberan ser entregados en forma personal, o mediante correo certificado o registrado con acuse de recibo, o mediante servicio de mensajeria reconocido, dirigidos a las siguientes direcciones:

Whenever it shall be necessary or desirable for one of the parties to serve any notice or demand upon the other pursuant to the provisions of this Contract, such notice or demand will be served personally, or by registered or certified mail, return receipt requested, or by reputable courier service addressed to:

SUBARRENDADORA: Calle Colinas No. 11731 Parque Industrial El Florido, Seccion Colinas Delegacion La Presa Tijuana, B.C., Mexico 22680	SUBLESSOR: Calle Colinas No. 11731 Parque Industrial El Florido, Seccion Colinas Delegacion La Presa Tijuana, B.C., Mexico 22680
SUBARRENDATARIA: Blvd. Agua Caliente 10470, Desp.# l Centro Comercial Barranquitas Col. Revolucion Tijuana, B.C. Mexico 22015	SUBLESSEE: Blvd. Agua Caliente 10470, Desp,#l Centro Comercial Barranquitas Col. Revoluci6n Tijuana, B.C., Mexico 22015
DECIMA SEXTA. SUBTITULQS	SIXTEENTH. CAPTIONS
Las partes convienen que los subtitulos utilizados en este Contrato son para efectos de facilitar la referencia de sus clausulas, por lo que no seran considerados parte del Contrato ni seran utilizados para efectos de su interpretacion.

The parties mutually agree that the headings and captions contained in this Contract are inserted for convenience of reference only and are not to be deemed part of or to be used in construing this Contract.

DECIMA SEPTIMA. ACUERDOS ANTERIORES	SEVENTEENTH. PREVIOUS AGREEMENTS
Este Contrato sustituye a cualquier y todos los contratos de arrendamiento que las partes hayan celebrado con anterioridad, otorgandose el mutuamente el finiquito mas amplio que en derecho proceda. El presente Contrato solamente podra modificarse mediante acuerdo escrito firmado por un representante debidamente autorizado de cada una de las partes.

This Contract substitutes any and all lease agreements previously existing between the parties, granting each other the fullest release as accepted by law. This Contract may only be amended through a written agreement signed by a duly authorized representative of each party.

DEC1MAOCTAVA. LEY APLICABLE Y JURISDICCION	EIGHTEENTH. APPLICABLE LAW AND JURISDICTION
Este Contrato sera interpretado de conformidad con lo previsto en el Codigo Civil del Estado de Baja California y demas leyes aplicables en el Estado de Baja California, Mexico, y las partes expresamente se someten a la jurisdiccion de los tribunales de Tijuana, Baja California, Mexico, renunciado a cualquier otro fuero que pudiere corresponderles.

This Contract will be interpreted in accordance with the provisions of the Civil Code and laws of the State of Baja California, Mexico, and both parties hereby expressly submit to the jurisdiction of the Courts of Tijuana, State of Baja California, Mexico, waiving any other forum that could correspond to them for any reason whatsoever.

DEC1MA NOVENA. TRADUCCION	NINETEENTH. TRANSLATION
Las partes convienen en que el presente Contrato se firma en Ios idiomas ingles y espanol. Las partes convienen que la version en espanol prevalecera en todo momento.	The parties agree that this Contract is executed in the English and Spanish languages. The parties agree that the Spanish version shall prevail in all events.
EN TESTIMONIO DE LO ANTERIOR,	IN WITNESS WHEREOF
Las partes manifiestan su consentimiento con el contenido de este Contrato, las parte lo firman el dia 23 de febrero de 2012.	The undersigned parties, through their duly authorized representatives, have executed this Contract on February 23, 2012.

SUBARRENDADORA/SUBLESSOR PALL MEXICO MANUFACTURING, S. DE R.L. DE C.V. (Graphic Appears Here) Por:/ By: Leobardo Tenorio Malof

SUBARRENDATARIA/SUBLESSEE
ENSATEC, S.A. DE C.V.

(Graphi Appears Here)
Por:/By: Hector Machado Barraza

ANEXO A/EXHIBIT A
PLANO/PLOT PLAN

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